UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                November 18, 2005
                Date of Report (Date of earliest event reported)

                              TFM, S.A. de C.V. and
             Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Exact Name of Registrant as Specified in Its Charter)


            Mexico                       333-08322                   N/A
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)

                      Av. Periferico Sur No. 4829, 4to Piso
                            Col. Parques del Pedregal
                               14010 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 5447-5836
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, TFM, S.A. de C.V. ("TFM") and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), wholly owned subsidiaries of Kansas City Southern, announced that Jose Francisco Cuevas Feliu had voluntarily resigned as the Chief Financial Officer of TFM and Grupo TFM, effective as of November 18, 2005.

In connection with Mr. Cuevas' tender of his resignation and TFM's acceptance of the resignation on November 18, 2005, on behalf of itself and its affiliates, Mr. Cuevas executed a confidentiality undertaking, an acknowledgement of receipt of payments made in accordance with Mexican labor law, and a release of any and all claims arising out of his employment with TFM and the termination of his employment with TFM.


Item 1.02 Termination of a Material Definitive Agreement.

Effective  November 18, 2005, Mr. Cuevas  resigned his employment  with TFM (see
Item 1.01 above), which terminated his employment agreement with TFM, which was previously effective as of September 1, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TFM, S.A. de C.V. and Grupo Transportacion
                                      Ferroviaria Mexicana, S.A. de C.V.


November 18, 2005                     By:  /s/ Francisco Javier Rion
                                          --------------------------------------
                                          Francisco Javier Rion
                                          Chief Executive Officer